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                                                                       Exhibit A
                                                                       ---------

                             JOINT FILING AGREEMENT



               The undersigned hereby agree that the statement on Schedule 13D dated December 1, 1997 with respect to the Ordinary Shares of APEX SILVER MINES, LIMITED, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

               This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  December 1, 1997



                         MOORE CAPITAL MANAGEMENT, INC.

                                 By:    /s/ Louis M. Bacon
                                        -------------------------------
                                        Name: Louis M. Bacon
                                        Title: Chief Executive Officer



                                          /s/ Louis M. Bacon
                                 --------------------------------------
                                              Louis M. Bacon



                         MOORE GLOBAL INVESTMENTS, LTD.

                                 By:



                                        By:    /s/ Ruth Beneby/Carl O'Connell
                                               -------------------------------
                                               Name:  Inter Caribbean Services
                                                      (Bahamas) Ltd.
                                               Title:  Administrative Director